Exhibit 99.17

CROCS, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

                This Non-Statutory Stock Option Agreement (this “Agreement”) is made as of January 4, 2005 (the “Effective Date”), between Crocs, Inc. (the “Company”), and Scott Seamans (“Optionee”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Section II(15) of this Agreement.

RECITALS

                A.            On the Effective Date, the Board of Directors of the Company (the “Board”) granted Optionee an option to purchase shares of the Company’s Common Stock conditioned upon the Optionee’s provision of Services to the Company.

                B.            Optionee was notified of the option granted by the Board and the Company’s internal records have reflected the option grant to Optionee.

                C.            The Company and Optionee did not enter into a written agreement evidencing the issuance of the option and are entering into this Agreement for the purpose of memorializing the understanding of the parties as of the Effective Date.

                D.            The Company and Optionee have agreed to the terms and conditions of, and desire to document the prior grant pursuant to, this Agreement.

                NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

I.              STOCK OPTION GRANT

                1.             Grant of Option.  The Company hereby acknowledges and confirms that, as of the Effective Date, Optionee was granted an option (the “Option”) to purchase the number of shares set forth below, at the exercise price per share set forth below (the “Exercise Price”), which exercise price was the fair market value of the Common Stock as of the Effective Date, and subject to the terms and conditions of this Agreement.

Date of Grant:	January 4, 2005

Vesting Commencement Date:	January 1, 2005

Exercise Price:	$398.00 per share

Total Number of Shares Granted	250
(the “Option Shares”)

Type of Option:	Nonstatutory Stock Option

Expiration Date:	January 1, 2015

                2.             Vesting Schedule.  This Option Shares were initially unvested and became or shall become vested and exercisable, in whole or in part, according to the following vesting schedule:

                                (i)            62 Option Shares shall vest upon Optionee’s completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares shall vest in a series of thirty-six (36) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date.  In no event shall any additional Option Shares vest after Optionee’s cessation of Service.

II.            TERMS AND CONDITIONS OF OPTION

1.             Exercise of Option.

                                (a)           Right to Exercise.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section I and with the applicable provisions of this Agreement.

                                (b)           Conditions for Exercise; Rights as a Stockholder.  The Option may not be exercised for a fraction of a share of the Company’s Common Stock.  Until the shares underlying the Option are purchased by Optionee and issued by the Company (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares.  Should any change be made to the Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, combination of stock, exchange of stock or other change affecting the Company’s Common Stock without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this Option, and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                                (c)           Method of Exercise.  In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee must take the following actions:

                                                (i)            Execute and deliver to the Company  the exercise notice (the “Exercise Notice”) attached hereto as Exhibit A.

                                                (ii)           Pay the aggregate Exercise Price for the purchased shares in one of the following forms: (A) by cash or check made payable to the Company, or (B) should the Common Stock be registered under Section 12 of the Securities Exchange Act of 1934 at the time the option is exercised, then the Exercise Price may also be paid through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) concurrently provides irrevocable instructions (y) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (z) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                                                (iii)          Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.

                                                (iv)          If requested by the Company, execute and deliver to the Company  the Investment Representation Statement attached hereto as Exhibit B.

                                                (v)           Make appropriate arrangements with the Company for the satisfaction of all applicable income and employment tax withholding requirements applicable to the exercise of the Option.

                                (d)           Certificates.  As soon as practical after the Company receives the Exercise Notice, the Company shall issue to or on behalf of Optionee (or any other person exercising this Option) a certificate for the requisite number of shares of Common Stock, with the appropriate legends affixed thereto.

                                (e)           Exercise as to Vested Shares.  The Option may be exercised as to vested Option Shares only.

                2.             Cessation of Service.  The Option shall terminate (and cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                                (a)           Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this Option is outstanding, then Optionee (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section II(3)) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

                                (b)           Should Optionee die while this Option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the Option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or to whom the Option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Section II(3) shall have the right to exercise this Option.  However, if Optionee dies while holding this Option and if Optionee has an effective beneficiary designation in effect for this Option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this Option following Optionee’s death.  Any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

                                (c)           Should Optionee cease Service by reason of Disability while this Option is outstanding, then Optionee (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section II(3)) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this Option.  In no event shall this Option be exercisable at any time after the Expiration Date.

                                (d)           During the limited period of post-Service exercisability, this Option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested pursuant to the Vesting Schedule or the special vesting acceleration provisions of Section II(4).  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any vested Option Shares for which the Option has not been exercised.  To the extent Optionee is not vested in one or more Option Shares at the time of Optionee’s cessation of Service, this Option shall immediately terminate and cease to be outstanding with respect to such Option Shares.

                                (e)           Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this Option is outstanding, then this Option shall terminate immediately and cease to remain outstanding and Optionee shall have no right to exercise vested or unvested Option Shares.

                3.             Limited Transferability of Options.  This Option shall neither be transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, and this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this Option.  Such beneficiary or beneficiaries shall take the transferred Option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this Option may, pursuant to Section II(2), be exercised following Optionee’s death.

                4.             Accelerated Vesting.

                                (a)           In the event of any Change in Control, the Option Shares at the time subject to this Option but not otherwise vested shall automatically vest in full so that this Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares as fully vested shares and may be exercised for any or all of those Option Shares as vested shares.

                                (b)           This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5.             Tax Obligations: Withholding Taxes.  The Optionee agrees to make appropriate arrangements with the Company for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver shares if such withholding amounts are not delivered at the time of exercise.

6.             Lock-Up Period.  The Optionee hereby agrees that the Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company (other than those included in or acquired after such registration) or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by the Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such longer period, not to exceed eighteen (18) days after expiration of the one hundred eighty (180) day period, as the Company or the underwriters shall request in order to facilitate compliance with NASD Rule 2711).

                The Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such lock-up period.  The Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.

8.             Restrictions on Exercise.  This Option may not be exercised if the issuance of shares upon exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.  The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval has not been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

9.             Term of Option.  If not earlier terminated pursuant to other provision of this Agreement, the Option will terminate on the Expiration Date and may not be exercised thereafter.

10.           At-Will Employment.  Nothing in this Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

11.           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12.           Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line hereto.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                13.           Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Colorado without resort to that State’s conflict-of-laws rules.

                14.           Definition of Change in Control.  For purposes of this Agreement, a “Change in Control” shall mean the happening of any of the following events:

                                (a)           An acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 33 1/3% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following:  (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section II(14), or (5) any Change in Control triggered solely because the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities held by any Person (the “Subject Person”) exceeds the designated percentage threshold thereof as a result of a repurchase or other acquisition of securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur; or

                                (b)           A change in the composition of the Board such that the individuals who, as of the date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section II(14)(b) that any individual who becomes a member of the Board subsequent to the date of this Agreement, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                                (c)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 33 1/3% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                                (d)           The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur.

                                (e)           The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

                15.           Additional Definitions.  Definitions for this Agreement are as follows:

                                (a)           “Agreement” has the meaning set forth in the preface above.

                                (b)           “Applicable Law” means the requirements relating the issuance and exercise of stock options under federal and state corporate laws, federal and state securities laws, the Internal

Revenue Code of 1986, as amended, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where the Optionee resides at the time of exercise.

                                (c)           “Common Stock” means the Company’s Common Stock, $.001 par value, and in the case of an option granted prior to January 3, 2005, the Class B Membership Units of the Company’s predecessor that have been converted into the Company’s Common Stock.

                                (d)           “Company” has the meaning set forth in the preface above.

                                (e)           “Change of Control” has the meaning set forth in Section II(14) above.

                                (f)            “Corporate Transaction” has the meaning set forth in Section II(14)(c) above.

                                (g)           “Disability” shall mean that the Optionee has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee’s legal representative (such agreements to acceptability not to be unreasonably withheld).

                                (h)           “Employee” means an individual who is in the employ of the Company, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                                (i)            “Exercise Notice” has the meaning set forth in Section II(1)(c)(i) above.

                                (j)            “Exercise Price” has the meaning set forth in Section I(1) above.

                                (k)           “Expiration Date” has the meaning set forth in Section I(1) above.

                                (l)            “Incumbent Board” has the meaning set forth in Section II(14)(b) above.

                                (m)          “Misconduct” shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee, (ii) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company, (iii) conviction of the Optionee for committing a felony under federal law or the law of the state in which such action occurred, (iv) illegal drug use or alcohol abuse on Company premises or at a Company sponsored event, (v) intentional, material violation by the Optionee of any contract between the employee and the Company or of any statutory duty of the Optionee to the Company, or (vi) any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company.

                                (n)           “Option” has the meaning set forth in Section I(1) above.

                                (o)           “Optionee” has the meaning set forth in the preface above.

                                (p)           “Option Shares” or means the Shares subject to the Option.

                                (q)           “Outstanding Company Common Stock” has the meaning set forth in Section II(14)(a) above.

                                (r)            “Outstanding Company Voting Securities” has the meaning set forth in Section II(14)(a) above.

                                (s)           “Person” has the meaning set forth in Section II(14)(a) above.

                                (t)            “Service” or “Services” means the Optionee’s performance of services for the Company in the capacity of an Employee, a non-employee member of the Board of Directors or a consultant or independent advisor.

                                (u)           “Subject Person” has the meaning set forth in Section II(14)(a) above.

                                (v)           “Vesting Commencement Date” has the meaning set forth in Section I(1) above.

IN WITNESS WHEREOF, the parties have executed this Agreement this          day of August, 2005, to be effective as of the Effective Date.

OPTIONEE	CROCS, INC.

/s/ Scott Seamans	/s/ Caryn D. Ellison
By: Scott Seamans	By:	Caryn D. Ellison
	Its:	CFO

7430 Clubhouse Rd.
Boulder, CO 80302
Residence Address

EXHIBIT A

NONSTATUTORY STOCK OPTION AGREEMENT

EXERCISE NOTICE

Crocs, Inc.

6273 Monarch Park Place

Niwot, Colorado 80503

Attention:  Secretary

1.                                       Exercise of Option.  Effective as of today,                          ,           , the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase                      shares of the Common Stock (the “Shares”) of Crocs, Inc. (the “Company”) under and pursuant to the Nonstatutory Stock Option Agreement dated                                          (the “Agreement”).

2.                                       Delivery of Payment.  The Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Agreement, and any and all withholding taxes due in connection with the exercise of the Option (as defined in the Agreement).

3.                                       Representations of Optionee.  The Optionee acknowledges that the Optionee has received, read and understood the Agreement and agrees to abide by and be bound by its terms and conditions.

4.                                       Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to shares not yet exercised.  The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Agreement.

5.                                       Tax Consultation.  The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares.  The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

6.                                       Restrictive Legends and Stop-Transfer Orders.

(a)                                  Legends.  The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”)

AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(b)                                 Stop-Transfer Notices.  The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.                                       Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

8.                                       Governing Law; Severability.  This Exercise Notice is governed by and construed in accordance with the laws of the State of Colorado without resort to that State’s conflict-of-laws rules.

9.                                       Entire Agreement.  The Agreement is incorporated herein by reference.  This Exercise Notice, the Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

A-2

Submitted by:	Accepted by:

OPTIONEE	CROCS, INC.

Signature	By

Scott Seamans
Print Name	Title

Address:

Date Received

A-3

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:                           Scott Seamans

COMPANY:                          CROCS, INC.

SECURITIES:                        COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a)           The Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The Optionee is acquiring these Securities for investment for the Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           The Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee’s investment intent as expressed herein.  In this connection, the Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.  The Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Optionee further acknowledges and understands that the Company is under no obligation to register the Securities.  The Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c)           The Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of

Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d)           The Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  The Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

Date:	,

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